

                                   EXHIBIT 11
                            WOODHEAD INDUSTRIES, INC.
                     COMPUTATION OF EARNINGS PER COMMON AND
                       COMMON EQUIVALENT SHARE
          (Amounts in thousands, except per share amount - unaudited)


                                   Three Months Ended         Three Months Ended
                                        3/28/98                    3/29/97
                                   ------------------         ------------------
                                   BASIC        DILUTED       BASIC       DILUTED
                                   ------      ---------      ------     --------



Net Income                         $ 3,320     $ 3,320        $ 3,087    $ 3,087
                                   =======     =======        =======    =======

Weighted average
  common shares                     10,581      10,581         10,445     10,445
Incremental shares issuable
  for stock options outstanding
  (Treasury stock method)             -            618            -          574
                                   -------     -------        -------    -------

Common and Common
  Equivalent Shares                 10,581      11,199         10,445     11,019
                                   =======     =======        =======    =======

Earnings per common and common
  equivalent shares                  $0.31       $0.30          $0.30      $0.28
                                   =======     =======        =======    =======




                                      Six Months Ended        Six Months Ended
                                          3/28/98                 3/29/97
                                    -------------------       ------------------
                                    BASIC        DILUTED      BASIC       DILUTED
                                    ------      --------      ------     --------

Net Income                          $ 6,128     $ 6,128       $ 5,691    $ 5,691
                                    =======     =======       =======    =======

Weighted average
  common shares                      10,571      10,571        10,437     10,437
Incremental shares issuable
  for stock options outstanding
  (Treasury stock method)              -            633            -         574
                                    -------     -------       -------    -------

Common and Common
  Equivalent Shares                  10,571      11,204        10,437     11,011
                                    =======     =======       =======    =======

Earnings per common and common
  equivalent shares                   $0.58       $0.55         $0.55      $0.52
                                    =======     =======       =======    =======


                                      -13-